SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     --------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):

                                   May 8, 2002

                   -------------------------------------------

                          Louisiana-Pacific Corporation
               (Exact Name of Registrant as Specified in Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

                                     1-7107
                              (Commission File No.)

                                   93-0609074
                        (IRS Employer Identification No.)

                           805 SW Broadway, Suite 1200
                           Portland, Oregon 97205-3303
               (Address of Principal Executive Offices) (Zip Code)

               Registrant's Telephone Number, Including Area Code:
                                 (503) 821-5100



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ITEM 5.  OTHER EVENTS.

         On May 8, 2002, Louisiana-Pacific Corporation ("LP") issued a press release announcing its strategic plan to make significant divestitures of selected businesses and assets and to apply the proceeds to achieve targeted reductions in debt levels. Assets to be sold over the next 12 to 18 months include LP's plywood, industrial panels and lumber businesses, and 935,000 acres of timberlands. LP plans to focus future operations on its core businesses: oriented strand board, composite wood products, engineered wood products, and plastic building products. A copy of the press release discussing LP's strategic plan in more detail is attached to this report as Exhibit 99.

         In addition, effective May 8, 2002, a more streamlined executive management team under the overall direction of Mark A. Suwyn, Chairman and Chief Executive Officer, was put in place. The other four members of the executive management team, who were previously vice presidents of LP, include Curtis M. Stevens as Executive Vice President, Administration, and Chief Financial Officer; Richard W. Frost as Executive Vice President, OSB, Procurement and Engineering; Joseph B. Kastelic as Executive Vice President, Specialty Products and Sales; and J. Keith Matheney as Executive Vice President, Engineered Wood Products and Other Wood Businesses.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c) Exhibits. The exhibits filed as part of this report are listed in the Exhibit Index following the signature page.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                   LOUISIANA-PACIFIC CORPORATION


Dated:  May 9, 2002                                By /s/ Curtis M. Stevens
                                                     ---------------------------
                                                     Curtis M. Stevens
                                                     Executive Vice President,
                                                     Administration, and Chief
                                                     Financial Officer

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                                  EXHIBIT INDEX


Exhibit No.     Description

99              Press  release   issued  May  8,  2002,   by   Louisiana-Pacific
                Corporation announcing plan for major divestitures and debt reduction.





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